Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated September 17, 2018, relating to the balance sheet of Graf Industrial Corp. as of June 30, 2018, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 26, 2018 (inception) through June 30, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 8, 2018